EXHIBIT A

(1) The reporting persons to whom the information set forth on this line relates are David A. Tepper ("Mr. Tepper"), Appaloosa Partners Inc. ("API") and Appaloosa Management L.P. (the "Manager"). Mr. Tepper is the sole stockholder of API. API is the general partner of, and Mr. Tepper owns a majority of the limited partnership interests of, the Manager. The Manager is the general partner of Appaloosa Investment Limited Partnership I, a Delaware limited partnership ("AILP"), and acts as an investment advisor to Palomino Fund Ltd., a British Virgin Islands corporation ("Palomino" and, together with AILP, the "Purchasers"). Pursuant to a Plan of Reorganization (the "Plan") entered into in connection with the bankruptcy case of Conseco, Inc. (the "Company") under Chapter 11 of the United States Bankruptcy Code, on or about September 10, 2003, the Company distributed 11,455,493 shares of its common stock to AILP and 10,036,788 shares of its common stock to Palomino on account of various claims held by the Purchasers against the Company in that bankruptcy case. The share information set forth in Table I and this footnote (1) is based on information provided to the reporting persons by the Company as of the date hereof and is subject to correction in the event that new or different information is so provided.

(2) The reporting persons to whom the information set forth on this line relates are Mr. Tepper, API and the Manager. Footnote (1) describes the relationships among the reporting persons.

(3) AILP is a party to a total return swap agreement with respect to (i) $2,665,000 in face amount of the Company's 6.80% notes due 2005, (ii) $11,193,000 in face amount of the Company's 8.75% notes due 2004 and
     (iii) $3,997,500 in face amount of the Company's 9.00% notes due 2008 (collectively, the "Reference Assets"). As a result of the Plan, the Reference Assets will become, respectively, (i) 71,645 shares of common stock, (ii) 312,650 shares of common stock and (iii) 187,392 shares of common stock (collectively, the "New Assets"). If the number obtained by subtracting (x) the initial price of the Reference Assets (as set forth in the agreement) from (y) the value of the New Assets on November 6, 2003 is a positive number, the counterparty will pay to AILP an amount equal to such excess. If such number is a negative number, AILP will pay to the counterparty an amount equal to the absolute value of such negative number. The agreement provides that
     (i) the counterparty will pay to AILP an amount equal to all distributions on the New Assets during the term of the agreement and
     (ii) AILP will pay to the counterparty "interest" on the initial price of the Reference Assets at a rate equal to 3-month LIBOR plus a spread. The share information set forth in Table II and this footnote
     (3) is based on information provided to the reporting persons by the Company as of the date hereof and is subject to correction in the event that new or different information is so provided.

(4) AILP is a party to a total return swap agreement with respect to (i) $6,998,290 in face amount of the Company's 6.80% notes due 2005, (ii) $18,559,060 in face amount of the Company's 8.75% notes due 2004 and
     (iii) $35,657,167 in face amount of the Company's 9.00% notes due 2008 (collectively, the "Reference Assets"). As a result of the Plan, the Reference Assets will become, respectively, (i) 188,140 shares of common stock, (ii) 518,404 shares of common stock and (iii) 1,721,480 shares of common stock (collectively, the "New Assets"). If the number obtained by subtracting (x) the initial price of the Reference Assets (as set forth in the agreement) from (y) the value of the New Assets on August 2, 2004 is a positive number, the counterparty will pay to AILP an amount equal to such excess. If such number is a negative number, AILP will pay to the counterparty an amount equal to the absolute value of such negative number. The agreement provides that AILP will pay to the counterparty "interest" on the initial price of the Reference Assets at a rate equal to 3-month LIBOR plus a spread. The share information set forth in Table II and this footnote (4) is based on information provided to the reporting persons by the Company as of the date hereof and is subject to correction in the event that new or different information is so provided.

(5) Pursuant to the Plan, on or about September 10, 2003, the Company distributed 280,884 shares of its Class A Senior Cumulative Convertible Exchangeable Preferred Stock (the "Preferred Stock") to AILP and 246,103 shares of its Preferred Stock to Palomino on account of various claims held by the Purchasers against the Company in the Company's bankruptcy case. Each holder of Preferred Stock has the right, at any time (and from time to time) on or after September 30, 2005, at such holder's option, to convert any or all of her shares of Preferred Stock into shares of the Company's common stock. The number of shares of common stock into which a share of Preferred Stock will convert is equal to (x) the liquidation preference of $25 per share plus accumulated and unpaid dividends as of the date of conversion, divided by (y) the then applicable Conversion Price Per Common Share. The "Conversion Price Per Common Share" will initially be equal to the greater of (x) the volume weighted average price per share of common stock as reported on the New York Stock Exchange consolidated tape (the "Daily Price Per Common Share") for each of the trading days in the 60 calendar day period immediately preceding January 8, 2004 and
     (y) $0.15 per share of common stock, and will be subject to adjustment from time to time. Shares of the Preferred Stock are exchangeable, at the option of the holder, at any time (and from time to time) on or after September 10, 2013, for shares of the Company's common stock. The exchange rate for such shares will be equal to (x) the liquidation preference of $25 per share plus accumulated and unpaid dividends as of the date of the exchange, divided by (y) the volume weighted arithmetic mean of the Daily Price Per Common Share for the ten consecutive trading days ending on the date of the exchange. The Preferred Stock confers certain voting rights on the holders thereof. The share information set forth in Table II and this footnote (5) is based on information provided to the reporting persons by the Company as of the date hereof and is subject to correction in the event that new or different information is so provided.

(6) The reporting persons to whom the information set forth on this line relates are Mr. Tepper, API and the Manager. Footnote (1) describes the relationships among the reporting persons.

(7)  Palomino is a party to a total return swap agreement with respect to
     (i) $1,090,445 in face amount of the Company's 6.80% notes due 2005,
     (ii) $9,807,000 in face amount of the Company's 8.75% notes due 2004 and (iii) $3,502,500 in face amount of the Company's 9.00% notes due
     2008 (collectively, the "Reference Assets"). As a result of the Plan, the Reference Assets will become, respectively, (i) 62,773 shares of common stock, (ii) 273,936 shares of common stock and (iii) 164,187 shares of common stock (collectively, the "New Assets"). If the number obtained by subtracting (x) the initial price of the Reference Assets
     (as set forth in the agreement) from (y) the value of the New Assets on November 6, 2003 is a positive number, the counterparty will pay to Palomino an amount equal to such excess. If such number is a negative number, Palomino will pay to the counterparty an amount equal to the absolute value of such negative number. The agreement provides that
     (i) the counterparty will pay to Palomino an amount equal to all distributions on the New Assets during the term of the agreement and
     (ii) Palomino will pay to the counterparty "interest" on the initial price of the Reference Assets at a rate equal to 3-month LIBOR plus a spread. The share information set forth in Table II and this footnote
     (7) is based on information provided to the reporting persons by the Company as of the date hereof and is subject to correction in the event that new or different information is so provided.

(8)  Palomino is a party to a total return swap agreement with respect to
     (i) $6,131,710 in face amount of the Company's 6.80% notes due 2005,
     (ii) $16,260,940 in face amount of the Company's 8.75% notes due 2004 and (iii) $31,241,833 in face amount of the Company's 9.00% notes due 2008 (collectively, the "Reference Assets"). As a result of the Plan, the Reference Assets will become, respectively, (i) 164,843 shares of common stock, (ii) 454,212 shares of common stock and (iii) 1,508,313 shares of common stock (collectively, the "New Assets"). If the number obtained by subtracting (x) the initial price of the Reference Assets (as set forth in the agreement) from (y) the value of the New Assets on August 2, 2004 is a positive number, the counterparty will pay to Palomino an amount equal to such excess. If such number is a negative number, Palomino will pay to the counterparty an amount equal to the absolute value of such negative number. The agreement provides that Palomino will pay to the counterparty "interest" on the initial price of the Reference Assets at a rate equal to 3-month LIBOR plus a spread.
     The share information set forth in Table II and this footnote (8) is based on information provided to the reporting persons by the Company as of the date hereof and is subject to correction in the event that new or different information is so provided.